EXHIBIT 7

SUBSCRIPTION AGREEMENT

Cyberspace Vita, Inc.
Ventura, California 93001
74-090 El Paseo, Suite 205
Palm Desert, California 92260

Gentlemen:

The undersigned represents as set forth below and subscribes to purchase ________Shares at $.10 per Share, for $_______________, subject to your acceptance of this subscription. There is no minimum contingency and proceeds may be used at the issuer's discretion. If any checks are delivered to any NASD member, the member must promptly, by noon of the next business day, transmit all checks received to the issuer or any person entitled thereto. The undersigned, if an individual, is a resident of, or, if a corporation, partnership or trust, has as its principal place of business:

The state of California_______
The State of New York_____
The State of Florida_____
The District of Columbia _____Other State _____________
A State foreign to U.S.A._____

Dated:______________.

Signature: _________________________

If not an individual

__________________________________________________
Name of Corporation, Trust, Print or type name of or Partnership Signer

__________________________________________________
State where incorporated, P.O. Box or Street Address organized, or domiciled

__________________________________________________
Print Signer's Capacity, City, State and Zip Code

_________________________
Tax ID Number
____________________________
Telefax and Phone Numbers

_________________________
Social Security